EXHIBIT 99.2

Certain Financial Information Discussed During the Fourth Quarter and Year End (FY 2005) Earnings Release Conference Call Held November 22, 2005, Not Included in the Press Release

1.             Adjusted EBITDA represents operating income (loss) before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of long-lived assets; (iii) loss on disposal of assets; and (iv) stock-based employee compensation expense (based on the provisions of SFAS 123(R) that are applicable beginning in fiscal 2006.  Adjusted EBITDA was $33.9 million for fiscal 2005 and $40.6 million for fiscal 2004.  EBITDA (operating income (loss) before deduction for depreciation and amortization expense) was $29.7 million for fiscal 2005 and $37.5 million for fiscal 2004.   The following table reconciles operating income to EBITDA for fiscal 2005 and fiscal 2004.

Reconciliation of Operating Income to EBITDA

(in thousands)

(unaudited)

	Year Ended
	9/30/05	9/30/04

Operating income	$14,238	$23,270
Add: depreciation & amortization expense	15,502	14,270
EBITDA	$29,740	$37,540

End of Filing